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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Amendment No. 1 to Form S-3 (No. 333-18947) of BEC Group, Inc. of our report dated March 8, 1996, except as to Notes 2 and 10 which are as of May 3, 1996, relating to the consolidated financial statements of BEC Group, Inc., which report appears in the Current Form 8-K of BEC Group, Inc. dated June 7, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Dallas, Texas
January 14, 1997